                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549
                            ______________________



                                   FORM 8-K


                                CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 31, 1996


                            GREENBRIAR CORPORATION

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       NEVADA                      0-8187                 75-2399477
----------------------------     -----------          -------------------

(State or other jurisdiction     (Commission             (IRS Employer
    of incorporation)            File Number)         Identification No.)



                  4265 KELLWAY CIRCLE, ADDISON, TEXAS  75244
                  ------------------------------------------

              (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (972) 407-8400

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

          Not Applicable


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

ACQUISITION OF AMERICAN CARE COMMUNITIES, INC.

     On December 31, 1996, the Company acquired American Care Communities, Inc. ("ACC"), a private company, by means of a merger of ACC into a wholly owned subsidiary of Registrant.

     ACC was founded in July 1993 to acquire, develop and operate assisted living facilities. ACC, which is headquartered in Cary, North Carolina, currently owns, operates or manages a total of 15 assisted or independent living facilities with a capacity for 1,275 residents. ACC has thirteen facilities located in North Carolina, one in Florida and one in Maine.

     The consideration for the American Care acquisition was 1,300,000 shares of unregistered Greenbriar common stock issued to the sellers who consist of 12 persons all of whom were previously unrelated to the company. Such consideration was determined by means of arms' length negotiations among the parties.

     Upon the closing of the acquisition, Floyd B. Rhoades, who, until the acquisition, was Chairman, President, Chief Executive Officer and the majority shareholder of ACC, entered into a three year employment agreement to become President and Chief Executive Officer of Greenbriar Corporation. Mr. Rhoades has also become a member of the Company's Board of Directors and Executive Committee.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

               Not Applicable


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

               Not Applicable

ITEM 5.  OTHER EVENTS.

               Not Applicable

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

               Not Applicable

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


     (a)  Not Applicable

     (b) The financial statements required to be filed with respect to this acquisition will be filed by amendment.

     (c)  Exhibits

               (2) - Agreement and Plan of Merger


ITEM 8.  CHANGE IN FISCAL YEAR.

               Not Applicable

                                      SIGNATURES



     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             GREENBRIAR CORPORATION


Dated:  January 13, 1997                     By:  /s/ Gene Bertcher

                                             Name:  Gene Bertcher

                                             Title:  Chief Financial Officer